UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2017

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of TimkenSteel Corporation (the “Company”) held on May 2, 2017, shareholders elected each of the three directors nominated by the Company’s Board of Directors to three-year terms. The shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2017, and approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results from the meeting are as follows:
Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Randall H. Edwards	31,973,268	915,228	8,638,965
Ward J. Timken, Jr.	31,415,502	1,472,994	8,638,965
Randall A. Wotring	32,004,258	884,238	8,638,965
Proposal 2 - Ratification of the Selection of Ernst & Young LLP as the Company's Independent Auditor for 2017

For	Against	Abstain	Broker Non-Votes
39,485,143	64,804	1,977,514	0
Proposal 3 - Approval, on an Advisory Basis, of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
31,898,909	546,062	443,525	8,638,965

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	May 3, 2017	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary